CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Information" and to the use of our report on the Fleming Fund and Fleming Fledgling Fund dated November 2, 1999, which is incorporated by reference, in this Registration Statement (Form N- 1A 333-25803) of Fleming Mutual Fund Group, Inc.


                                    /s/ ERNST & YOUNG LLP

New York, New York
January 27, 2000